                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                 SEVENTH RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              DIVERSA CORPORATION

                            PURSUANT TO SECTION 242

                       OF THE GENERAL CORPORATION LAW OF

                             THE STATE OF DELAWARE

     Diversa Corporation (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By an Action by Unanimous Written Consent, the Board of Directors of the Corporation duly adopted a resolution pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Seventh Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The holders of (i) at least a majority of the issued and outstanding shares of Common Stock, voting as a class, (ii) at least 75% of the issued and outstanding shares of Common Stock and Preferred Stock of the Corporation, voting as a class, (iii) at least 75% of the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, voting as a class, (iv) at least a majority of the issued and outstanding shares of Series A Preferred Stock, voting as a class, (v) at least a majority of the issued and outstanding shares of Series B Preferred Stock, voting as a class, and (vi) at least a majority of the issued and outstanding shares of Series D Preferred Stock, voting as a class, duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The amendment is as follows:

A. Paragraph 1 of Article III of the Seventh Restated Certificate of Incorporation is hereby amended such that it reads in its entirety as follows:

          "1. AUTHORIZATION, DESIGNATION AND AMOUNT. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 157,449,323 consisting of 66,276,739 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which 10,501,000 shares shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), 24,566,184 shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), 844,444 shall be designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), 24,809,555 shall be designated "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and

                                       1.

     5,555,556 shall be designated "Series E Convertible Preferred Stock" (the "Series E Preferred Stock"), and 91,172,584 shares of Common Stock, par value $.001 per share (the "Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Preferred Stock, and the Common Stock shall be as set forth in this Article III, or with respect to any shares as to which the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions have not been set forth in this Article III, the Board of Directors of the Corporation is expressly authorized to the fullest extent permitted by law, at any time and from time to time; to divide the authorized and unissued shares into classes or series, or both, and to provide for the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the shares of the class or series. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding, plus that number of shares reserved for purposes of effecting the conversion of the Series Preferred Stock into Common Stock) by the affirmative vote of the holders of 75% of
     (i) the issued and outstanding Common Stock (voting together with the holders of Series Preferred Stock in accordance with Sections A.6(a), B.6(a), C.6(a), D.6(a) and E.6(a) hereof), (ii) the issued and outstanding Series Preferred Stock and (iii) any other class or series of capital stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law."

B. Subpart c. of the definition of "Excluded Stock" under Article III, Part G of the Seventh Restated Certificate of Incorporation is hereby amended such that it reads in its entirety as follows:

          "c. Common Stock issued to employees, consultants or others who provide services to the Corporation, pursuant to any options to purchase or rights to subscribe for such Common Stock granted pursuant to an option or rights plan, agreement or arrangement approved by the Corporation's Board of Directors, but not to exceed 19,975,624 shares of Common Stock, giving effect to appropriate adjustment to prevent dilution thereof."

C. Part A.3(d) of Article III of the Seventh Restated Certificate of Incorporation is hereby amended such that it reads in its entirety as follows:

          "d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series A Preferred Stock will be entitled, pari passu with the Series B and Series D Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent

                                       2.

     (5%) of the Series A Preferred Original Purchase Price (or such greater amount of dividends as such Series A Preferred Stock would be entitled to if such Series A Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series A Preferred Stock after the Series A Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series A Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series A Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series A Preferred Conversion Price then in effect in the discretion of the Board of Directors; provided that if the conversion takes place in connection with the Corporation's first Public Offering, then the additional shares will be at the price per share offered to the public in the first Public Offering. Nothing in this Section A.3(d) shall be deemed to limit the rights of the Series A Preferred Stock under Sections A.3(b) and A.3(c) hereof.

D. Part B.3(d) of Article III of the Seventh Restated Certificate of Incorporation is hereby amended such that it reads in its entirety as follows:

          "d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series B Preferred Stock will be entitled, pari passu with the Series A and Series D Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series B Preferred Original Purchase Price (or such greater amount of dividends as such Series B Preferred Stock would be entitled to if such Series B Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series B Preferred Stock after the Series B Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series D Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series B Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series B Preferred Conversion Price then in effect in the discretion of the Board of Directors; provided that if the conversion takes place in connection with the Corporation's first Public Offering, then the additional shares of Common Stock will be at the price per share offered to the public in the first Public Offering. Nothing in this Section B.3(d) shall be deemed to limit the rights of the Series B Preferred Stock under Sections B.3(b) and B.3(c) hereof."

E. Part D.3(d) of Article III of the Seventh Restated Certificate of Incorporation is hereby amended such that it reads in its entirety as follows:

                                       3.

          "d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series D Preferred Stock will be entitled, pari passu with the Series A and Series B Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series D Preferred Original Purchase Price (or such greater amount of dividends as such Series D Preferred Stock would be entitled to if such Series D Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series D Preferred Stock after the Series D Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series D Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series D Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series D Preferred Conversion Price then in effect in the discretion of the Board of Directors; provided that if the conversion takes place in connection with the Corporation's first Public Offering, then the additional shares of Common Stock will be at the price per share offered to the public in the first Public Offering. Nothing in this Section D.3(d) shall be deemed to limit the rights of the Series D Preferred Stock under Sections D.3(b) and D.3(c) hereof."

                                       4.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Seventh Restated Certificate of Incorporation of the Corporation to be duly executed on its behalf by its Chief Executive Officer and attested by its Secretary the 3rd day of December, 1999.

                              DIVERSA CORPORATION

                              By: /s/ Jay M. Short, Ph.D.
                                 --------------------------------------
                                  Chief Executive Officer
                                  Jay M. Short, Ph.D.

ATTEST:

/s/ Karin Eastham
---------------------------
Secretary
Karin Eastham

                                       5.

                                    SEVENTH
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              DIVERSA CORPORATION


     DIVERSA CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     FIRST:   The name of the Corporation is Diversa Corporation.  A
Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on December 21, 1992. The Corporation was originally incorporated under the name Industrial Genome Sciences, Inc. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 20, 1994. A Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 20, 1994. A Certificate of Amendment of the Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 7, 1995. A Certification of Designation of the Corporation was filed with the Secretary of State of Delaware on March 7, 1995. A Certificate of Amendment of the Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 24, 1995. A Certificate of Amendment of the Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 11, 1996. A Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 7, 1996. A Certificate of Amendment of the Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 22, 1996. A Second Certificate of Amendment of the Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 22, 1996. A Third Certificate of Amendment was filed with the Secretary of State of Delaware on December 3, 1996. A Fourth Certificate of Amendment was filed with the Secretary of State of Delaware on June 9, 1997. A Fourth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 10, 1997. A Certificate of Amendment of the Fourth Restated Certificate of Incorporation was filed on August 14, 1997, changing the name of the Corporation from Recombinant BioCatalysis, Inc. to Diversa Corporation. A Fifth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 17, 1997. A Sixth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 24, 1998.

     SECOND: This Seventh Restated Certificate of Incorporation which restates, amends and supersedes the Certificate of Incorporation of the Corporation as originally filed and thereafter amended and restated as described in First above, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).


                                      1.

     THIRD:   The text of the Certificate of Incorporation of the Corporation is
hereby restated, amended and superseded to read in its entirety as follows:

                                  ARTICLE I.

                                     NAME

     The name of the corporation is Diversa Corporation

                                  ARTICLE II.

                                    PURPOSE

     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                 ARTICLE III.

                                 CAPITAL STOCK

     1. AUTHORIZATION, DESIGNATION AND AMOUNT. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 148,749,323 consisting of 66,276,739 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which 10,501,000 shares shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), 24,566,184 shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), 844,444 shall be designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), 24,809,555 shall be designated "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and 5,555,556 shall be designated "Series E Convertible Preferred Stock" (the "Series E Preferred Stock"), and 82,472,584 shares of Common Stock, par value $.001 per share (the "Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Preferred Stock, and the Common Stock shall be as set forth in this Article III, or with respect to any shares as to which the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions have not been set forth in this Article III, the Board of Directors of the Corporation is expressly authorized to the fullest extent permitted by law, at any time and from time to time; to divide the authorized and unissued shares into classes or series, or both, and to provide for the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the shares of the class or series. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding, plus that number of shares reserved for purposes of effecting the conversion of the Series Preferred Stock into Common Stock) by the affirmative vote of the holders of 75% of (i) the issued and outstanding Common Stock (voting together with the holders of Series Preferred Stock in accordance with Sections A.6(a), B.6(a), C.6(a), D.6(a) and E.6(a) hereof), (ii) the issued and outstanding Series Preferred Stock and (iii) any other class


                                      2.

or series of capital stock entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law.

     PART A.  SERIES A CONVERTIBLE PREFERRED STOCK.

          1. TERMS. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Preferred Stock shall be as set forth herein.

          2. RANKING. The Corporation's Series A Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series B and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section A.4 hereof and with respect to redemption, only to the extent provided in Section A.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series A Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.  DIVIDENDS.

              a. Dividends are payable on the Series A Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series A Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series A Preferred Stock and each outstanding share of Series B and Series D Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

              b. So long as any Series A Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions previously declared on the Series A Preferred Stock and (B) any cumulative dividends in accordance with Section A.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

              c. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall


                                      3.

simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series A Preferred Stock, so that all outstanding shares of Series A Preferred Stock will participate ratably with the shares of Common Stock and the shares of each other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series A Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

              d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series A Preferred Stock will be entitled, pari passu with the Series B and Series D Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series A Preferred Original Purchase Price (or such greater amount of dividends as such Series A Preferred Stock would be entitled to if such Series A Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series A Preferred Stock after the Series A Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series A Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series A Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series A Preferred Conversion Price then in effect in the discretion of the Board of Directors. Nothing in this Section A.3(d) shall be deemed to limit the rights of the Series A Preferred Stock under Sections A.3(b) and A.3(c) hereof.

          4.  RIGHTS ON LIQUIDATION, DISSOLUTION, WINDING-UP.

              a. With respect to rights on Liquidation, the Series A Preferred Stock shall rank (x) pari passu with the Series B and Series D Preferred Stock,
(y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section A.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

              b. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series B and Series D Preferred Stockholders, an amount per share equal to the Series A Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.


                                      4.

              c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section A.4(b) hereof and to pay to the Series B and Series D Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections B.4(b) and D.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

              d. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series A Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding and among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders and each class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) junior to the Series A Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof), and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

              e. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all


                                      5.

remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section A.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          5.  MERGER, CONSOLIDATION, ETC.

              a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

              b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

              c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.  VOTING.

              a. GENERAL. In addition to the rights otherwise provided for herein or by law, the Series A Preferred Stockholders shall be entitled to vote, together with the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series A Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to one vote per


                                      6.

share for each share of Common Stock (including fractional shares) into which each share of Series A Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

              b.  ELECTION OF BOARD OF DIRECTORS.

                  (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                  (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                  (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

              c. PROTECTIVE PROVISIONS. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                  (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to


                                      7.

receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                  (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                  (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                  (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                  (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                  (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                  (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                  (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                  (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                  (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                  (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                  (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any


                                      8.

mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section A.6(c) and Sections B.6(c), C.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

         7.  CONVERSION.

              a.  RIGHT TO CONVERT.

                   (i) Any Series A Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series A Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series A Preferred Stock so converted equal to the quotient of the Series A Preferred Original Purchase Price divided by the Series A Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                   (ii)   (a)    Any Series A Preferred Stock that remains
unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series A Preferred Stock with respect to Series A Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section A.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section A.7(a)(ii)(c) hereof, shall cease and the shares of Series A Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                          (b) The Corporation shall promptly send by first-class
mail, postage prepaid, to each Series A Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.


                                      9.

                          (c) Holders of Series A Preferred Stock converted
into shares of Common Stock pursuant to this Section A.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series A Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

              b.   MECHANICS OF CONVERSION.

                   (i) Any Series A Preferred Stockholder that exercises its right to convert its shares of Series A Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                   (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                   (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section A.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series A Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                   (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series A Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                   (v) Upon conversion of only a portion of the shares of Series A Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series A Preferred Stock from the Preferred Certificate so surrendered.

              c.   ISSUANCE OF COMMON STOCK ON CONVERSION.

                   (i) If a Series A Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.


                                      10.

                   (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

              d. CONVERSION PRICE; ADJUSTMENT. The "Series A Preferred Conversion Price" with respect to the Series A Preferred Stock shall initially be equal to the Series A Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                   (i) If the Corporation shall, at any time or from time to time after the Series A Preferred Original Issuance Date, make a Dilutive Issuance, the Series A Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the Series A Preferred Conversion Price by a fraction, (A) the numerator of which shall be
(1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series A Preferred Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section A.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series A Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

For the purposes of any adjustment of the Series A Preferred Conversion Price pursuant to this Section A.7(d)(i), the following provisions shall be applicable:

                        (a) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section A.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                        (b) In the case of the issuance of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.


                                      11.

                        (c) In the case of the issuance of (I) options to purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                             (1)  the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections A.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                             (2)  the aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections A.7(d)(i)(a) and (b) hereof);
                             (3)  if there is any decrease in the conversion or
exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series A Preferred Conversion Price shall be automatically lowered to reflect such change; and

                             (4)  on the expiration of any right or option
referred to in Sections A.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section A.7(d)(i)(c)(2) hereof, the Series A Preferred Conversion Price then in effect shall thereupon be readjusted to the Series A Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

                        (ii) If the Corporation shall at any time after the Series A Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series A Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common


                                      12.

Stock issuable on conversion of each share of the Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                        (iii) If, at any time after the Series A Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series A Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                        (iv) If, at any time after the Series A Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series A Preferred Conversion Price with respect to the Series A Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series A Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series A Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section A.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

                        (v) All calculations under this Section A.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                        (vi) In any case in which the provisions of this Section A.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section A.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

                   e.   NOTICE OF ADJUSTMENTS.

                        (i) Whenever the Series A Preferred Conversion Price shall be adjusted as provided in Section A.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series A Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series A Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt


                                      13.

requested, postage prepaid, to each Series A Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section A.7(e)(ii) hereof.

                        (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section A.7(d) hereof, the Corporation shall give notice to each Series A Preferred Stockholder, in the manner set forth in Section A.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section A.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

                   f. TRANSFER TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

                   g. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

                   h. STATUS OF COMMON STOCK. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

              8.   REDEMPTION.

                   a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then


                                      14.

outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, the Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

                   b. On and after the Redemption Date, all rights of any Series A Preferred Stockholder with respect to the shares of Series A Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series A Preferred Stock shall continue until the Corporation cures such default.

                   c. The Requesting Holders shall send their Redemption Notice pursuant to this Section A.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series D Preferred Stockholder if all of the shares of Series A, Series B and Series D Preferred Stock were fully redeemed pursuant to Sections


                                      15.

A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series A Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series A Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series A Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series A Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock being redeemed representing the unredeemed portion of the Series A Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

                   d. Notwithstanding anything to the contrary contained in this Section A.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

              9.   MISCELLANEOUS.

                   a. Shares of Series A Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

                   b. Redeemed shares of Series A Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

                   c. The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

    PART B.   SERIES B CONVERTIBLE PREFERRED STOCK.

         1. TERMS. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series B Preferred Stock shall be as set forth herein.

         2. RANKING. The Corporation's Series B Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series A and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section B.4 hereof and with respect to redemption, only to the extent provided in Section B.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A, Series B and Series D Preferred


                                      16.

Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series B Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

         3.   DIVIDENDS.

              a. Dividends are payable on the Series B Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series B Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series B Preferred Stock and each outstanding share of the Series A and Series D Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

              b. So long as any Series B Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions previously declared on the Series B Preferred Stock and (B) any cumulative dividends in accordance with Section B.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

              c. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series B Preferred Stock, so that all outstanding shares of Series B Preferred Stock will participate ratably with the shares of Common Stock and the shares of each other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series B Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

              d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series B Preferred Stock will be entitled, pari passu with the Series A and Series D Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series B Preferred Original Purchase Price (or such greater amount of dividends as such Series B Preferred Stock would be entitled to if such Series B Preferred Stock were converted into Common Stock), as adjusted for any combinations or


                                      17.

divisions or similar recapitalizations affecting the Series B Preferred Stock after the Series B Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series B Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series B Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series B Preferred Conversion Price then in effect in the discretion of the Board of Directors. Nothing in this Section B.3(d) shall be deemed to limit the rights of the Series B Preferred Stock under Sections B.3(b) and B.3(c) hereof.

         4.   RIGHTS ON LIQUIDATION, DISSOLUTION, WINDING-UP.

              a. With respect to rights on Liquidation, the Series B Preferred Stock shall rank (x) pari passu with the Series A and Series D Preferred Stock,
(y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section B.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

              b. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series B Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series A and Series D Preferred Stockholders, an amount per share equal to the Series B Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

              c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series B Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section B.4(b) hereof and to pay to the Series A and Series D Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections A.4(b) and D.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

              d. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other


                                      18.

class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series B Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding, among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, Series B Preferred Stockholders, the Series D Preferred Stockholders, and each class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) junior to the Series B Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof) and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

              e. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section B.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

         5.   MERGER, CONSOLIDATION, ETC.

              a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a


                                      19.

majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

              b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

              c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

         6.   VOTING.

              a. GENERAL. In addition to the rights otherwise provided for herein or by law, the Series B Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series B Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series B Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series B Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

              b.   ELECTION OF BOARD OF DIRECTORS.

                   (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section B.6(b) and Sections A.6(b), C.6(b) and D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then


                                      20.

convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section B.6(b) and Sections A.6(b), C.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section B.6(b) and Sections A.6(b), C.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                   (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                   (iii)A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

              c. PROTECTIVE PROVISIONS. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                   (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                   (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                   (iii)amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock; (IV) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                   (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in


                                      21.

respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                   (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                   (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                   (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                   (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                   (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                   (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                   (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section B.6(c) and Sections A.6(c), C.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.


                                      22.

         7.   CONVERSION.

              a.   RIGHT TO CONVERT.

                   (i) Any Series B Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series B Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series B Preferred Stock so converted equal to the quotient of the Series B Preferred Original Purchase Price divided by the Series B Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                   (ii) (a) Any Series B Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series B Preferred Stock with respect to Series B Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section B.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section B.7(a)(ii)(c) hereof, shall cease and the shares of Series B Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                        (b) The Corporation shall promptly send by first-class mail, postage prepaid, to each Series B Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                        (c) Holders of Series B Preferred Stock converted into shares of Common Stock pursuant to this Section B.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series B Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                   b.   MECHANICS OF CONVERSION.

                        (i) Any Series B Preferred Stockholder that exercises its right to convert its shares of Series B Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                        (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.


                                      23.

              (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section B.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series B Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

              (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series B Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

              (v) Upon conversion of only a portion of the shares of Series B Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series B Preferred Stock from the Preferred Certificate so surrendered.

         C.   ISSUANCE OF COMMON STOCK ON CONVERSION.

              (i) If a Series B Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

              (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

         D. CONVERSION PRICE; ADJUSTMENT. The "Series B Preferred Conversion Price" with respect to the Series B Preferred Stock shall initially be equal to the Series B Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

              (i) If the Corporation shall, at any time or from time to time after the Series B Preferred Original Issuance Date, make a Dilutive Issuance, the Series B Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the Series B Preferred Conversion Price by a fraction, (A) the numerator of which shall be
(1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series B Preferred

                                      24.

Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section B.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series B Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

For the purposes of any adjustment of the Series B Preferred Conversion Price pursuant to this Section B.7(d)(i), the following provisions shall be applicable:

                      (a) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section B.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                      (b) In the case of the issuance of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

                      (c) In the case of the issuance of (I) options to purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                             (1)  the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections B.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                             (2)  the aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall

                                      25.

be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections B.7(d)(i)(a) and (b) hereof);

                             (3)  if there is any decrease in the conversion or
exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series B Preferred Conversion Price shall be automatically lowered to reflect such change; and

                             (4)  on the expiration of any right or option
referred to in Sections B.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section B.7(d)(i)(c)(2) hereof, the Series B Preferred Conversion Price then in effect shall thereupon be readjusted to the Series B Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

              (ii) If the Corporation shall at any time after the Series B Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series B Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

              (iii) If, at any time after the Series B Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series B Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

              (iv) If, at any time after the Series B Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series B Preferred Conversion Price with respect to the Series B Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series B Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the

                                      26.

number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series B Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section B.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

              (v) All calculations under this Section B.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

              (vi)    In any case in which the provisions of this Section
B.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section B.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

         E.   NOTICE OF ADJUSTMENTS.

              (i) Whenever the Series B Preferred Conversion Price shall be adjusted as provided in Section B.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series B Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series B Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series B Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section B.7(e)(ii) hereof.

              (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section B.7(d) hereof, the Corporation shall give notice to each Series B Preferred Stockholder, in the manner set forth in Section B.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under

                                      27.

this Section B.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

         F. TRANSFER TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

         G. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

         H. STATUS OF COMMON STOCK. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     8.  REDEMPTION.

         A. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, Series B Preferred Original Purchase Price or Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

                                      28.

         B. On and after the Redemption Date, all rights of any Series B Preferred Stockholder with respect to the shares of Series B Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series B Preferred Stock shall continue until the Corporation cures such default.

         C. The Requesting Holders shall send their Redemption Notice pursuant to this Section B.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series C Preferred Stockholder if all of the Series A, Series B and Series C Preferred Stock were fully redeemed pursuant to Sections A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series B Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series B Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series B Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series B Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock being redeemed representing the unredeemed portion of the Series B Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

         D. Notwithstanding anything to the contrary contained in this Section B.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal
                                      29.

source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

     9.  MISCELLANEOUS.

         A. Shares of Series B Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

         B. Redeemed shares of Series B Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

         C. The shares of the Series B Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

PART C.  SERIES C CONVERTIBLE PREFERRED STOCK.

     1. TERMS. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series C Preferred Stock shall be as set forth herein.

     2. RANKING. The Corporation's Series C Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) junior to the Series A, Series B and Series D Preferred Stock (but, with respect to Liquidation, only to the extent provided in Sections A.4, B.4, C.4, D.4 and E.4 hereof and with respect to redemption, only to the extent provided in Sections A.8, B.8, C.8 and
D.8 hereof), (y) pari passu with the Series E Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation. The Series C Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

     3.  DIVIDENDS.

         A. Dividends are payable on the Series C Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series C Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series C and each outstanding share of Series E Preferred Stock, so that all outstanding shares of Series C and Series E Preferred Stock will participate equally with each other ratably per share.

         B. So long as any Series C Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock, unless prior thereto or simultaneously therewith all dividends and distributions previously

                                      30.

declared on the Series C Preferred Stock shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

         C. If the Board of Directors declares dividends or other distributions (other than (i) on Liquidation, (ii) on the Series A Preferred Stock pursuant to Section A.3(d) hereof, (iii) on the Series B Preferred Stock pursuant to Section B.3(d) hereof, or (iv) on the Series D Preferred Stock pursuant to Section D.3(d) hereof) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series C Preferred Stock, so that all outstanding shares of Series C Preferred Stock will participate ratably with the Common Stock and each other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series C Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

     4.  RIGHTS ON LIQUIDATION, DISSOLUTION, WINDING-UP.

         A. With respect to rights on Liquidation, the Series C Preferred Stock shall rank (x) junior to the Series A, Series B and Series D Preferred Stock (but only to the extent provided in this Section C.4), (y) pari passu with the Series E Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation.

         B. Subject to the holders of Series A Preferred Stock set forth in Section A.4 hereof, the holders of Series B Preferred Stock set forth in Section
B.4 hereof and the holders of Series D Preferred Stock set forth in Section D.4 hereof, in the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series C Preferred Stock, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series E Stockholders, an amount per share equal to the Series C Preferred Liquidation Preference divided by the number of outstanding shares of Series C Preferred Stock whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

         C. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series C Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section C.4(b) hereof and to pay the Series E Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Section E.4(b) hereof, then the Series C and Series E Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be

                                      31.

payable to them in respect of the shares of Series C or Series E Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections C.4(b) and E.4(b) hereof.

         D. In the event of any Liquidation, the Series C Preferred Stock shall not be entitled to receive any payment of cash or distribution of property other than as expressly provided in this Section C.4.

     5.  MERGER, CONSOLIDATION, ETC.

         A. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

         B. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

         C. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

     6.  VOTING.

         A. GENERAL. In addition to the rights otherwise provided for herein or by law, the Series C Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series C Preferred Stockholders voting together as a

                                      32.

separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series C Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series C Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

         B.   ELECTION OF BOARD OF DIRECTORS.

              (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

              (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

              (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

         C. PROTECTIVE PROVISIONS. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                                      33.

              (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

              (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

              (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

              (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

              (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

              (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

              (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

              (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

              (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

              (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                                      34.

              (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section C.6(c) and Sections A.6(c), B.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

    7.   CONVERSION.

         A.   RIGHT TO CONVERT.

              (i) Any Series C Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series C Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series C Preferred Stock so converted equal to the quotient of the Series C Preferred Original Purchase Price divided by the Series C Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

              (ii)    (a)    Any Series C Preferred Stock that remains
unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series C Preferred Stock with respect to Series C Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section C.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section C.7(a)(ii)(c) hereof, shall cease and the shares of Series C Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                      (b) The Corporation shall promptly send by first-class mail, postage prepaid, to each Series C Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                                      35.

                      (c) Holders of Series C Preferred Stock converted into shares of Common Stock pursuant to this Section C.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series C Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

         B.   MECHANICS OF CONVERSION.

              (i) Any Series C Preferred Stockholder that exercises its right to convert its shares of Series C Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

              (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

              (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section C.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series C Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

              (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series C Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

              (v) Upon conversion of only a portion of the shares of Series C Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series C Preferred Stock from the Preferred Certificate so surrendered.

         C.   ISSUANCE OF COMMON STOCK ON CONVERSION.

              (i) If a Series C Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

                                      36.

              (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

         D. CONVERSION PRICE; ADJUSTMENT. The "Series C Preferred Conversion Price" with respect to the Series C Preferred Stock shall initially be equal to the Series C Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

              (i) If the Corporation shall at any time after the Series C Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series C Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

              (ii) If, at any time after the Series C Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series C Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

              (iii) If, at any time after the Series C Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series C Preferred Conversion Price with respect to the Series C Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series C Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series C Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section C.7(d)(iii) shall similarly apply to successive Extraordinary Transactions.

              (iv) All calculations under this Section C.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

              (v) In any case in which the provisions of this Section C.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of

                                      37.

the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section C.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

         E.   NOTICE OF ADJUSTMENTS.

              (i) Whenever the Series C Preferred Conversion Price shall be adjusted as provided in Section C.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series C Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series C Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series C Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section C.7(e)(ii) hereof.

              (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii) or (iii) of Section C.7(d) hereof, the Corporation shall give notice to each Series C Preferred Stockholder, in the manner set forth in Section C.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series C Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section C.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

         F. TRANSFER TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series C Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

         G. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common

                                      38.

Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.

         H. STATUS OF COMMON STOCK. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     8.  REDEMPTION.

         A. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

         B. On and after the Redemption Date, all rights of any Series C Preferred Stockholder with respect to the shares of Series C Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series C Preferred Stock shall continue until the Corporation cures such default.

         C. The Requesting Holders shall send their Redemption Notice pursuant to this Section C.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the

                                      39.

Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series C Preferred Stock entitled to redemption for any reason, the redemption of the Series C Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series C Preferred Stockholder if all of the shares of the Series C Preferred Stock were fully redeemed pursuant to Section C.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series C Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series C Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series C Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series C Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock being redeemed representing the unredeemed portion of the Series C Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

         D. Notwithstanding anything to the contrary contained in this Section C.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

     9.  MISCELLANEOUS.

         A. Shares of Series C Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

         B. Redeemed shares of Series C Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

                                      40.

         C. The shares of the Series C Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

PART D.  SERIES D CONVERTIBLE PREFERRED STOCK.

     1. TERMS. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series D Preferred Stock shall be as set forth herein.

     2. RANKING. The Corporation's Series D Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series A and Series B Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section D.4 hereof and with respect to redemption, only to the extent provided in Section D.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series D Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

     3.  DIVIDENDS.

         A. Dividends are payable on the Series D Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series D Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series D Preferred Stock and each outstanding share of Series A and Series B Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

         B. So long as any Series D Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions previously declared on the Series D Preferred Stock and (B) any cumulative dividends in accordance with Section D.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

         C. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock in cash, property or securities

                                      41.

(excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series D Preferred Stock, so that all outstanding shares of Series D Preferred Stock will participate ratably with the shares of Common Stock and the shares of each other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series D Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

         D. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series D Preferred Stock will be entitled, pari passu with the Series A and Series B Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series D Preferred Original Purchase Price (or such greater amount of dividends as such Series D Preferred Stock would be entitled to if such Series D Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series D Preferred Stock after the Series D Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series D Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series D Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series D Preferred Conversion Price then in effect in the discretion of the Board of Directors. Nothing in this Section D.3(d) shall be deemed to limit the rights of the Series D Preferred Stock under Sections D.3(b) and D.3(c) hereof.

     4.  RIGHTS ON LIQUIDATION, DISSOLUTION, WINDING-UP.

         A. With respect to rights on Liquidation, the Series D Preferred Stock shall rank (x) pari passu with the Series A and Series B Preferred Stock,
(y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section D.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

         B. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series D Preferred Stock, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series A and Series B Preferred Stockholders, an amount per share equal to the Series D Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount

                                      42.

equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

         C. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series D Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section D.4(b) hereof and to pay to the Series A and Series B Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections A.4(b) and B.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

         D. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series D Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding and among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders and each class or series of capital stock (other than the Series C Preferred Stock, and Series E Preferred Stock and the Common Stock) junior to the Series D Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof), and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

         E. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking

                                      43.

senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section D.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

     5.  MERGER, CONSOLIDATION, ETC.

         A. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

         B. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

         C. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

     6.  VOTING.

         A. GENERAL. In addition to the rights otherwise provided for herein or by law, the Series D Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote

                                      44.

or action of the Series D Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

         B.   ELECTION OF BOARD OF DIRECTORS.

              (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

              (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

              (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

         C. PROTECTIVE PROVISIONS. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                                      45.

              (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

              (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

              (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

              (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

              (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

              (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

              (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

              (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

              (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

              (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                                      46.

              (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section D.6(c) and Sections A.6(c), B.6(c), C.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

     7.  CONVERSION.

         A.   RIGHT TO CONVERT.

              (i) Any Series D Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series D Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series D Preferred Stock so converted equal to the quotient of the Series D Preferred Original Purchase Price divided by the Series D Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

              (ii)    (a)    Any Series D Preferred Stock that remains
unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series D Preferred Stock with respect to Series D Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section D.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section D.7(a)(ii)(c) hereof, shall cease and the shares of Series D Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                      (b) The Corporation shall promptly send by first-class mail, postage prepaid, to each Series D Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                                      47.

                      (c) Holders of Series D Preferred Stock converted into shares of Common Stock pursuant to this Section D.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series D Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

         B.   MECHANICS OF CONVERSION.

              (i) Any Series D Preferred Stockholder that exercises its right to convert its shares of Series D Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

              (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

              (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section D.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series D Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

              (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series D Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

              (v) Upon conversion of only a portion of the shares of Series D Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series D Preferred Stock from the Preferred Certificate so surrendered.

         C.   ISSUANCE OF COMMON STOCK ON CONVERSION.

              (i) If a Series D Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.

                                      48.

              (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

         D. CONVERSION PRICE; ADJUSTMENT. The "Series D Preferred Conversion Price" with respect to the Series D Preferred Stock shall initially be equal to the Series D Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

              (i) If the Corporation shall, at any time or from time to time after the Series D Preferred Original Issuance Date, make a Dilutive Issuance, the Series D Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the Series D Preferred Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series D Preferred Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section D.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series D Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

For the purposes of any adjustment of the Series D Preferred Conversion Price pursuant to this Section D.7(d)(i), the following provisions shall be applicable:

                      (a) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section D.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                      (b) In the case of the issuance of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

                                      49.

                      (c) In the case of the issuance of (I) options to purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                             (1)  the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections D.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                             (2)  the aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections D.7(d)(i)(a) and (b) hereof);

                             (3)  if there is any decrease in the conversion or
exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series D Preferred Conversion Price shall be automatically lowered to reflect such change; and

                             (4)  on the expiration of any right or option
referred to in Sections D.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section D.7(d)(i)(c)(2) hereof, the Series D Preferred Conversion Price then in effect shall thereupon be readjusted to the Series D Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

              (ii) If the Corporation shall at any time after the Series D Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series D Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common

                                      50.

Stock issuable on conversion of each share of the Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

              (iii) If, at any time after the Series D Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series D Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

              (iv) If, at any time after the Series D Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series D Preferred Conversion Price with respect to the Series D Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series D Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series D Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section D.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

              (v) All calculations under this Section D.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

              (vi) In any case in which the provisions of this Section D.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section D.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

         E.   NOTICE OF ADJUSTMENTS.

              (i) Whenever the Series D Preferred Conversion Price shall be adjusted as provided in Section D.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series D Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series D Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt

                                      51.

requested, postage prepaid, to each Series D Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section D.7(e)(ii) hereof.

              (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section D.7(d) hereof, the Corporation shall give notice to each Series D Preferred Stockholder, in the manner set forth in Section D.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series D Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section D.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

         F. TRANSFER TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series D Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series D Preferred Stock in respect of which such shares are being issued.

         G. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series D Preferred Stock.

         H. STATUS OF COMMON STOCK. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     8.  REDEMPTION.

         A. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then

                                      52.

outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, the Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

         B. On and after the Redemption Date, all rights of any Series D Preferred Stockholder with respect to the shares of Series D Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series D Preferred Stock shall continue until the Corporation cures such default.

         C. The Requesting Holders shall send their Redemption Notice pursuant to this Section D.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series D Preferred Stockholder if all of the shares of Series A, Series B and Series D Preferred Stock were fully redeemed pursuant to Sections

                                      53.

A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series D Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series D Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series D Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series D Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series D Preferred Stock being redeemed representing the unredeemed portion of the Series D Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

         D. Notwithstanding anything to the contrary contained in this Section D.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

     9.  MISCELLANEOUS.

         A. Shares of Series D Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

         B. Redeemed shares of Series D Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

         C. The shares of the Series D Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

PART E.  SERIES E CONVERTIBLE PREFERRED STOCK.

     1. TERMS. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series E Preferred Stock shall be as set forth herein.

     2. RANKING. The Corporation's Series E Preferred Stock shall rank, as to dividends and upon Liquidation, (x) junior to the Series A, Series B and Series D Preferred Stock (but, with respect to Liquidation, only to the extent provided in Sections A.4, B.4, C.4, D.4 and E.4 hereof), (y) pari passu with the Series C Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation. The Series E Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

                                      54.

     3.  DIVIDENDS.

         A. Dividends are payable on the Series E Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series E Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series E and each outstanding share of Series C Preferred Stock, so that all outstanding shares of Series E and Series C Preferred Stock will participate equally with each other ratably per share.

         B. So long as any Series E Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock, unless prior thereto or simultaneously therewith all dividends and distributions previously declared on the Series E Preferred Stock shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

         C. If the Board of Directors declares dividends or other distributions (other than (i) on Liquidation, (ii) on the Series A Preferred Stock pursuant to Section A.3(d) hereof, (iii) on the Series B Preferred Stock pursuant to Section B.3(d) hereof, or (iv) on the Series D Preferred Stock pursuant to Section D.3(d) hereof) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series E Preferred Stock, so that all outstanding shares of Series E Preferred Stock will participate ratably with the Common Stock and each other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series E Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

     4.  RIGHTS ON LIQUIDATION, DISSOLUTION, WINDING-UP.

         A. With respect to rights on Liquidation, the Series E Preferred Stock shall rank (x) junior to the Series A, Series B and Series D Preferred Stock (but only to the extent provided in this Section E.4), (y) pari passu with the Series C Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation.

         B. Subject to the rights of the holders of Series A Preferred Stock set forth in Section A.4 hereof, the holders of Series B Preferred Stock set forth in Section B.4 hereof, the holders of Series C Preferred Stock set forth in Section C.4 hereof and the holders of Series D Preferred Stock set forth in Section D.4 hereof, in the event of any Liquidation, whether

                                      55.

voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series E Preferred Stock, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series C Stockholders, an amount per share equal to the Series E Preferred Liquidation Preference whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

         C. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series E Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section E.4(b) hereof and to pay the Series C Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Section C.4(b) hereof, then the Series E and Series C Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series E or Series C Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections E.4(b) and C.4(b) hereof.

         D. In the event of any Liquidation, the Series E Preferred Stock shall not be entitled to receive any payment of cash or distribution of property other than as expressly provided in this Section E.4.

     5.  MERGER, CONSOLIDATION, ETC.

         A. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

         B. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

                                      56.

         C. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

     6.  VOTING.

         A. GENERAL. In addition to the rights otherwise provided for herein or by law, except as provided in Section E.6(b) hereof, the Series E Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series E Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series E Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series E Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

         B. ELECTION OF BOARD OF DIRECTORS. The Series E Preferred Stockholders shall not have any right to vote for the election of members to the Board of Directors of the Corporation.

         C. PROTECTIVE PROVISIONS. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

              (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

              (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

              (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

              (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                                      57.

              (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

              (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

              (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

              (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

              (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

              (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

              (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section E.6(c) and Sections A.6(c), B.6(c), C.6(c) and D.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of

                                      58.

votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

     7.  CONVERSION.

         A.   RIGHT TO CONVERT.

              (i) Any Series E Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series E Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series E Preferred Stock so converted equal to the quotient of the Series E Preferred Original Purchase Price divided by the Series E Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

              (ii)    (a)    Any Series E Preferred Stock that remains
unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series E Preferred Stock with respect to Series E Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section E.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section E.7(a)(ii)(c) hereof, shall cease and the shares of Series E Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                      (b) The Corporation shall promptly send by first-class mail, postage prepaid, to each Series E Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                      (c) Holders of Series E Preferred Stock converted into shares of Common Stock pursuant to this Section E.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series E Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

         B.   MECHANICS OF CONVERSION.

              (i) Any Series E Preferred Stockholder that exercises its right to convert its shares of Series E Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

              (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with

                                      59.

address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

              (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section E.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series E Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

              (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series E Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

              (v) Upon conversion of only a portion of the shares of Series E Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series E Preferred Stock from the Preferred Certificate so surrendered.

         C.   ISSUANCE OF COMMON STOCK ON CONVERSION.

              (i) If a Series E Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series E Preferred Stock so surrendered.

              (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series E Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

         D. CONVERSION PRICE; ADJUSTMENT. The "Series E Preferred Conversion Price" with respect to the Series E Preferred Stock shall initially be equal to the Series E Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

              (i) If the Corporation shall at any time after the Series E Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series E Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common

                                      60.

Stock issuable on conversion of each share of the Series E Preferred Stock shall be increased in proportion to such increase in outstanding shares.

              (ii) If, at any time after the Series E Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series E Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series E Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

              (iii) If, at any time after the Series E Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series E Preferred Conversion Price with respect to the Series E Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series E Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series E Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section E.7(d)(iii) shall similarly apply to successive Extraordinary Transactions.

              (iv) All calculations under this Section E.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

              (v) In any case in which the provisions of this Section E.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series E Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section E.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

         E.   NOTICE OF ADJUSTMENTS.

              (i) Whenever the Series E Preferred Conversion Price shall be adjusted as provided in Section E.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series E Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series E Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt

                                      61.

requested, postage prepaid, to each Series E Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section E.7(e)(ii) hereof.

              (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii) or (iii) of Section E.7(d) hereof, the Corporation shall give notice to each Series E Preferred Stockholder, in the manner set forth in Section E.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series E Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series E Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section E.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

         F. TRANSFER TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series E Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series E Preferred Stock in respect of which such shares are being issued.

         G. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series E Preferred Stock.

         H. STATUS OF COMMON STOCK. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     8.  MISCELLANEOUS.

         A. Shares of Series E Preferred Stock are not entitled to a right of redemption by the Company .

                                      62.

         B. Shares of Series E Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

         C. The shares of the Series E Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

PART F.  COMMON STOCK.

     1.  COMMON STOCK.

         A. VOTING. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no holder of Common Stock shall be entitled to more than one (1) vote per share.

         B. OTHER RIGHTS. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of any class or series of capital stock having a preference over the Common Stock and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a Liquidation, the right to receive ratably and equally along with the holders of the Series A Preferred Stock in accordance with Section A.4 hereof, the holders of the Series B Preferred Stock in accordance with Section B.4 hereof, the holders of the Series D Preferred Stock in accordance with Section D.4 hereof, and the holders of any other capital stock then entitled to participate, all the assets and funds of the Corporation remaining after the payment of all claims and obligations of the Corporation, as provided by the General Corporation Law.

PART G.  DEFINITIONS.

     1. As used in Article III of this Seventh Restated Certificate of Incorporation, the following terms shall have the meanings provided therefor below or elsewhere in this Seventh Restated Certificate of Incorporation as referred to below:

         "CLOSING DATE" shall mean the date of the closing of the Corporation's first Public Offering.

         "COMMON CERTIFICATE" shall mean the certificate(s) for the shares of Common Stock issued upon the conversion of Series Preferred Stock.

         "COMMON STOCK" shall have the meaning set forth Section 1 of this
Article III.

         "COMMON STOCKHOLDERS" shall mean the holders of Common Stock.

                                      63.

         "CONVERSION DATE" shall mean the date on which any Series Preferred Stockholder delivers a Preferred Certificate for conversion into Common Stock in accordance with Sections A.7(b)(ii), B.7(b)(ii), C.7(b)(ii), D.7(b)(ii) or E.7(b)(ii) hereof.

         "CURRENT MARKET PRICE" of one share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period) as follows:

         A. If the Common Stock is listed or admitted for trading on a national securities exchange, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

         B. If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or, if there is no such sale price, the average of the last reported bid and asked prices, as reported by the Nasdaq on such day.

         C. If, on any day in question, the security shall not be listed or admitted to trading on a national securities exchange or quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

         D. If the Common Stock is not traded in such manner that the quotations referred to in this definition are available for the period required hereunder, the Current Market Price shall be determined by the Board of Directors of the Corporation.

         "DILUTIVE ISSUANCE" shall mean an issuance of any shares of Common Stock (which term, for purposes of this definition, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Series Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities), other than Excluded Stock, for a consideration per share less than the applicable Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series D Preferred Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities.

         "EVENT OF NONCOMPLIANCE" shall be as defined in the Stockholders' Agreement.

         "EXCLUDED STOCK" shall mean:

         A. Common Stock issued upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

                                      64.

         B. Securities issued pursuant to the acquisition of another corporation, partnership, joint venture, trust or other entity by the Corporation by merger, consolidation, stock acquisition, reorganization, or otherwise whereby the Corporation, or its shareholders of record immediately prior to the effectiveness of such transaction, directly or indirectly own at least the majority of the voting power of such other entity or the resulting or surviving corporation immediately after such transaction;

         C. Common Stock issued to employees, consultants or others who provide services to the Corporation, pursuant to any options to purchase or rights to subscribe for such Common Stock granted pursuant to an option or rights plan, agreement or arrangement approved by the Corporation's Board of Directors, but not to exceed 11,275,624 shares of Common Stock, giving effect to appropriate adjustment to prevent dilution thereof;

         D. Common Stock issued upon exercise of options granted pursuant to the Restricted Stock Option Agreements (as defined in the Stockholders' Agreement);

         E. Common Stock issued in transactions described in Sections A.7(d)(ii)-(iii), B.7(d)(ii)-(iii), C.7(d)(i)-(ii), D.7(d)(ii)-(iii) or
E.7(d)(ii)-(iii) hereof;

         F. (i) The warrant issued to Comdisco, Inc. to initially acquire up to 501,000 shares of Series A Preferred Stock, (ii) up to 501,000 shares of Series A Preferred Stock issuable in connection with the exercise of the warrant, and (iii) the Common Stock into which such Series A Preferred Stock is convertible;

         G. The warrants issued to the holders of Series I Preferred Stock previously issued by the Corporation, in connection with the issuance of Series I Preferred Stock, to acquire 100,000 shares of Common Stock and the issuance of the shares of Common Stock in connection with the exercise of the warrants;

         H. The warrants issued to the parties to the Loan Agreement with the Corporation dated January 12, 1996 to acquire up to 450,000 shares of Common Stock and the issuance of Common Stock in connection with the exercise of the warrants;

         I. (a) Up to 18,939,394 shares of Series B Preferred Stock issued pursuant to the Series B Stock Purchase Agreement, (b) up to 5,818,184 shares of Series B Preferred Stock issued pursuant to options therein, and (c) the Common Stock into which such Series B Preferred Stock is convertible; and

         J. (a) Up to 24,809,555 shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement and (b) the Common Stock into which such Series D Preferred Stock is convertible.

         K. (a) Up to 5,555,556 shares of Series E Preferred Stock issued pursuant to the Series E Stock Purchase Agreement and (b) the Common Stock into which such Series E Preferred Stock is convertible.

         L. Common Stock issued to Novartis Agribusiness Biotechnology Research, Inc. or its assigns upon the occurrence of an underwritten initial public offering of the

                                      65.

Corporation pursuant to that certain Stock Purchase Agreement between the Corporation and Novartis Agribusiness Biotechnology Research, Inc. dated as of the Series E Preferred Original Issuance Date.

         "EXTRAORDINARY TRANSACTION" shall mean any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger which has been treated as a Liquidation under Sections A.5, B.5, C.5, D.5 and E.5 hereof or in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights (or the qualifications, limitations or restrictions, if any) of the Series Preferred Stock).

         "LIQUIDATION" shall mean any liquidation, dissolution or winding-up of the affairs of the Corporation.

         "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

         "1997 EQUITY INCENTIVE PLAN" shall mean the Corporation's 1997 Equity Incentive Plan, as the same may be amended from time to time.

         "OPTION PLAN" shall mean the Corporation's Restated 1994 Employee Incentive and Non-Qualified Stock Option Plan, as amended.

         "PREFERRED STOCK" shall have the meaning set forth Section 1 of this
Article III.

         "PREFERRED CERTIFICATE" shall mean the certificate(s) of Series Preferred Stock delivered for conversion into Common Stock pursuant to Sections A.7(b)(i), B.7(b)(i), C.7(b)(i), D.7(b)(i) or E.7(b)(i) hereof.

         "PREFERRED DIRECTORS" shall mean the directors of the Corporation which the Series A, Series B, Series C and Series D Preferred Stockholders have the right to elect pursuant to Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof.

         "PROPORTIONAL ADJUSTMENT" shall mean an adjustment made to the price of the Series Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, such that the price of one share of the Series Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Series Preferred Stock with respect thereto upon the effectiveness of such change.

         "PUBLIC OFFERING" shall mean an Underwritten Offering by the Corporation of authorized but unissued shares of Common Stock at a price per share of not less than $3.00 (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) resulting in

                                      66.

gross proceeds to the Corporation (before deducting underwriting commissions and expenses of the offering) of not less than $25,000,000.

         "REDEMPTION DATE" shall mean the date fixed for any redemption pursuant to Sections A.8(c), B.8(c), C.8(c) or D.8(c) hereof.

         "REDEMPTION NOTICE" shall mean a request for redemption of the Series Preferred Stockholders pursuant to Sections A.8(a), B.8(a), C.8(a) or D.8(a) hereof.

         "REDEMPTION PAYMENT" shall mean the redemption payment to which a Series A Preferred Stockholder is entitled pursuant to Section A.8 hereof, a Series B Preferred Stockholder is entitled pursuant to Section B.8 hereof, a Series C Preferred Stockholder is entitled pursuant to Section C.8 hereof or a Series D Preferred Stockholder is entitled pursuant to Section D.8 hereof.

         "REQUESTING HOLDERS" shall mean the Series Preferred Stockholders making a request for redemption pursuant to Sections A.8(a), B.8(a), C.8(a) or D.8(a) hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder.

         "SERIES A PREFERRED CONVERSION PRICE" shall have the meaning set forth in Section A.7(d) hereof.

         "SERIES A PREFERRED FIFTH ANNIVERSARY DATE" shall mean the fifth (5th) anniversary of the Series A Preferred Original Issuance Date.

         "SERIES A PREFERRED ORIGINAL ISSUANCE DATE" shall mean the date of first issuance by the Corporation of a share of Series A Preferred Stock.

         "SERIES A PREFERRED ORIGINAL PURCHASE PRICE" shall mean $1.00 per share, subject to Proportional Adjustment.

         "SERIES A PREFERRED STOCK" shall have the meaning set forth in Section 1 of this Article III.

         "SERIES A PREFERRED STOCKHOLDERS" shall mean the holders of the outstanding shares of Series A Preferred Stock.

         "SERIES B PREFERRED CONVERSION PRICE" shall have the meaning set forth in Section B.7(d) hereof.

         "SERIES B PREFERRED FIFTH ANNIVERSARY DATE" shall mean the fifth (5th) anniversary of the Series B Preferred Original Issuance Date.

         "SERIES B PREFERRED ORIGINAL ISSUANCE DATE" shall mean the date of first issuance by the Corporation of a share of Series B Preferred Stock.

                                      67.
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         "SERIES B PREFERRED ORIGINAL PURCHASE PRICE" shall mean $0.66 per share, subject to Proportional Adjustment.

         "SERIES B PREFERRED STOCK" shall have the meaning set forth in Section 1 of this Article III.

         "SERIES B PREFERRED STOCKHOLDERS" shall mean the holders of the outstanding shares of Series B Preferred Stock.

         "SERIES B STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement for the sale of Series B Preferred Stock dated as of May 13, 1996, as amended by the Amendment to Stock Purchase Agreement dated as of May 13, 1996.

         "SERIES C PREFERRED LIQUIDATION PREFERENCE" shall mean the fair value, as determined by the Board of Directors of the Corporation in its reasonable discretion, of the Corporation's intellectual property rights in the genes and gene sequences developed by the Corporation pursuant to the Collaboration Agreement dated as of January 2, 1997, as amended between the Corporation and Finnfeeds International Limited.

         "SERIES C PREFERRED ORIGINAL ISSUANCE DATE" shall mean the date of first issuance by the Corporation of a share of Series C Preferred Stock.

         "SERIES C PREFERRED ORIGINAL PURCHASE PRICE" shall mean $2.25 per share, subject to Proportional Adjustment.

         "SERIES C PREFERRED STOCK" shall have the meaning set forth in Section 1 of this Article III.

         "SERIES C PREFERRED STOCKHOLDERS" shall mean the holders of the outstanding shares of Series C Preferred Stock.

         "SERIES D PREFERRED CONVERSION PRICE" shall have the meaning set forth in Section D.7(d) hereof.

         "SERIES D PREFERRED ORIGINAL ISSUANCE DATE" shall mean the date of first issuance by the Corporation of a share of Series D Preferred Stock.

         "SERIES D PREFERRED ORIGINAL PURCHASE PRICE" shall mean $0.85 per share, subject to Proportional Adjustment.

         "SERIES D PREFERRED STOCK" shall have the meaning set forth Section 1 of this Article III.

         "SERIES D PREFERRED STOCKHOLDERS" shall mean the holders of the outstanding shares of Series D Preferred Stock.

                                      68.
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         "SERIES D STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase
Agreement and Agreement and Plan of Reorganization for the sale of Series D Preferred Stock dated as of October 22, 1997.

         "SERIES E PREFERRED LIQUIDATION PREFERENCE" shall mean an amount equal to the Series D Preferred Original Purchase Price.

         "SERIES E PREFERRED ORIGINAL ISSUANCE DATE" shall mean the date of first issuance by the Corporation of a share of Series E Preferred Stock.

         "SERIES E PREFERRED ORIGINAL PURCHASE PRICE" shall mean $2.25 per share, subject to Proportional Adjustment.

         "SERIES E PREFERRED STOCK" shall have the meaning set forth in Section 1 of this Article III.

         "SERIES E PREFERRED STOCKHOLDERS" shall mean the holders of the outstanding shares of Series E Preferred Stock.

         "SERIES PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, collectively.

         "SERIES PREFERRED STOCKHOLDERS" shall mean the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders and the Series E Preferred Stockholders, collectively.

         "STOCKHOLDERS' AGREEMENT" shall mean the Amended and Restated Stockholders' Agreement among the Corporation and certain Series Preferred Stockholders of the Corporation dated as of the Series E Preferred Original Issuance Date, as may be amended from time to time.

         "UNDERWRITTEN OFFERING" shall mean a firm commitment offering by one or more underwriters in an offering registered on Form S-1 under the Securities Act.

         "UNITED STATES OBLIGATIONS" shall mean any obligations, the payment of which is backed by the full faith and credit of the United States.

                                  ARTICLE IV.

                               REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                      69.

                                  ARTICLE V.

                              BOARD OF DIRECTORS

     The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VI.

                                    BY-LAWS

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                 ARTICLE VII.

                              PERPETUAL EXISTENCE

     The Corporation is to have perpetual existence.

                                 ARTICLE VIII.

                             AMENDMENTS AND REPEAL

     Except as otherwise specifically provided in this Seventh Restated Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Seventh Restated Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Seventh Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

                                  ARTICLE IX.

                         COMPROMISES AND ARRANGEMENTS

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders

                                      70.

of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE X.

                            LIMITATION OF LIABILITY

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article X shall eliminate or limit the liability of a director:

         A. for any breach of the director's duty of loyalty to the Corporation or its stockholders;

         B. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

         C.   under Section 174 of the General Corporation Law; or

         D. for any transaction from which the director derived improper personal benefit.

     No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                      71.
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     IN WITNESS WHEREOF, the undersigned has caused this Seventh Restated
Certificate of Incorporation to be duly executed on behalf of the Corporation on December __, 1998.

                                    DIVERSA CORPORATION

                                    By: /s/ Terrance J. Bruggeman
                                       ---------------------------
                                       Terrance J. Bruggeman
                                       Chief Executive Officer


ATTEST:

 /s/ Kathleen H. Van Sleen
------------------------------
Kathleen H. Van Sleen
Secretary

                                      72.